UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 8, 2018
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 8, 2018, the Board of Directors (the Board) of QUALCOMM Incorporated (the Company) elected Mr. Martin B. Anstice and Ms. Irene B. Rosenfeld to the Board. Mr. Anstice and Ms. Rosenfeld were each elected for a term of office that expires at the Company’s next annual meeting of stockholders. There was not and is not any arrangement or understanding between Mr. Anstice or Ms. Rosenfeld and any other person pursuant to which either of them was selected as a director. The Board appointed Mr. Anstice to its Audit Committee and Ms. Rosenfeld to its Compensation Committee. Mr. Anstice and Ms. Rosenfeld will each receive compensation for their service as a non-employee director of the Company under the Qualcomm Incorporated Amended and Restated 2018 Director Compensation Plan (the Director Compensation Plan). The components of the Director Compensation Plan were described in an exhibit to the Company’s Form 10-Q for its quarterly period ended March 25, 2018. Under the Director Compensation Plan, on October 8, 2018, Mr. Anstice and Ms. Rosenfeld were each granted 1,566 deferred stock units (DSUs), representing a pro rata portion of the value of a DSU award for a full year of service on the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated
Date: October 8, 2018	By:	/s/ Michelle M. Sterling Michelle M. Sterling Executive Vice President, Human Resources